UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 7, 2005

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20838	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas		79705-5510
(Address of principal executive offices)		(Zip code)

Registrant’s Telephone Number, including area code:   (432) 682-6324

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.06 - Material Impairments

On April 7, 2005, the Company issued a news release reporting that it had temporarily abandoned the Catherine Destefano #1, a 14,600-foot exploratory well in Robertson County, Texas after attempts to complete the well were unsuccessful.  The Company will record a pre-tax charge of approximately $7.2 million related to the abandonment of this well in the first quarter of 2005.

Item 7.01 - Regulation FD Disclosures

A copy of a news release dated April 7, 2005 reporting an update on the Company’s Permian Basin and East Texas drilling operations is being furnished under this Item 7.01.  A copy of the release is attached as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits

The following exhibit is provided as part of the information furnished under Item 7.01 of this report.

Exhibit
Number	Description

99.1	News release dated April 7, 2005 reporting an update on the Company’s Permian Basin and East Texas drilling operations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	April 7, 2005	By:	/s/ L. Paul Latham
L. Paul Latham
Executive Vice President and Chief
Operating Officer

Date:	April 7, 2005	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief Financial
Officer